Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 2, 2014 in Amendment No. 3 to the Registration Statement (Form S-11 No. 333-192331) and related Prospectus of KBS Strategic Opportunity REIT II, Inc. for the registration of 180,000,000 shares of its common stock.

/s/ Ernst & Young

Irvine, California

June 11, 2014